UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2007

Stereotaxis, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50884	94-3120386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4320 Forest Park Avenue, St. Louis, Missouri		63108
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 615-6940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2007, Stereotaxis, Inc. (the "Company") entered into Securities Purchase Agreement with certain investors in connection with a registered direct offering of 1,919,000 shares of the Company’s common stock, $.001 par value (the "Shares") at a purchase price of $10.50 per share. The Company expects to receive proceeds of $20,149,500 before deducting offering expenses.

The Shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 31, 2006. On March 16, 2007, the Company issued a press release announcing the offering. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Company’s press release dated March 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

March 16, 2007	By:	James M. Stolze

Name: James M. Stolze
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Company's press release dated March 16, 2007